Exhibit 4.18

Date 11 September 2013

DIANA CONTAINERSHIPS INC.
as Borrower

-and-

LIKIEP SHIPPING COMPANY INC.
ORANGINA INC.
as Original Guarantors

-and-

MEAT SHIPPING COMPANY INC.
MICRONESIA SHIPPING COMPANY INC.
RONGERIK SHIPPING COMPANY INC.
UTIRIK SHIPPING COMPANY INC.
as Additional Guarantors

-and-

THE ROYAL BANK OF SCOTLAND plc
as Arranger

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 2
as Hedge Counterparties

-and-

THE ROYAL BANK OF SCOTLAND plc
as Agent

-and-

THE ROYAL BANK OF SCOTLAND plc
as Security Trustee

SUPPLEMENTAL AGREEMENT

relating to a revolving credit facility of up to US$100,000,000

Watson, Farley & Williams
London

Clause	INDEX	Page
1	INTERPRETATION	2
2	AGREEMENT OF THE FINANCE PARTIES	2
3	CONDITIONS	3
4	REPRESENTATIONS AND WARRANTIES	4
5	AMENDMENTS TO FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS	4
6	FURTHER ASSURANCES	5
7	FEES AND EXPENSES	6
8	COMMUNICATIONS	6
9	SUPPLEMENTAL	6
10	LAW AND JURISDICTION	6

THIS AGREEMENT is made on 11 September 2013

BETWEEN

(1)
DIANA CONTAINERSHIPS INC, a corporation incorporated in the Republic of the Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as borrower (the "Borrower");

(2)
LIKIEP SHIPPING COMPANY INC. and ORANGINA INC. each a corporation incorporated in the Republic of the Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Original Guarantors");

(3)
MEJIT SHIPPING COMPANY INC., MICRONESIA SHIPPING COMPANY INC., RONGERIK SHIPPING COMPANY INC. and UTIRIK SHIPPING COMPANY INC., each a corporation incorporated in the Republic of the Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Additional Guarantors" and, together with the Original Guarantors, the "Guarantors");

(4)	THE ROYAL BANK OF SCOTLAND plc as arranger, acting through its office at the Shipping Business Centre, 1 Princes Street, London EC2R 8PB (the "Arranger");

(5)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (the "Lenders");

(6)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2 as hedge counterparties (the "Hedge Counterparties");

(7)
THE ROYAL BANK OF SCOTLAND plc as agent of the other Finance Parties (as defined in the Facility Agreement), acting through its office at the Shipping Business Centre, 1 Princes Street, London EC2R 8PB (the "Agent"); and

(8)
THE ROYAL BANK OF SCOTLAND plc as trustee for the other Finance Parties (as defined in the Facility Agreement), acting through its office at the Shipping Business Centre, 1 Princes Street, London EC2R 8PB (the "Security Trustee").

BACKGROUND

(A)
By a facility agreement dated 16 December 2011 as supplemented by a side letter dated 13 August 2012, by various accession letters and a supplemental agreement dated 22 July 2013 (the "Facility Agreement") and made between (i) the Borrower, (ii) the Guarantors, (iii) the Arranger, (iv) the Lenders, (v) the Hedge Counterparties, (vi) the Agent and (vi) the Security Trustee, the Lenders have made available to the Borrower a revolving credit facility of US$100,000,000.

(B)
The Borrower wishes to draw the remaining amount of the Available Commitment (being $7,300,000) and wishes to nominate m.v. "APL GARNET" and its subsidiary Lemongina Inc. to become an Additional Ship and Additional Guarantor respectively. The Borrower also wishes to nominate m.v. "HANJIN MALTA" owned by its subsidiary Nauru Shipping Company Inc. as a vessel over which the Security Trustee shall be granted Security in order to maintain the relevant security cover ratio required under clause 24 of the Facility Agreement.

(C)
This Agreement sets out the terms and conditions on which the Finance Parties agree to accept m.v. "APL GARNET", Lemongina Inc., "HANJIN MALTA" and Nauru Shipping Company Inc. as Additional Ships and Additional Guarantors and to agree certain consequential amendments of the Facility Agreement and the other Finance Documents in connection with those matters.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

"APL GARNET" means "APL GARNET" a 1995 built 4,729 TEU container ship registered in the name of Lemongina Inc. under Marshall Islands flag;

"APL GARNET Utilisation" means the Loan referred to in Clause 2.1 below;

"HANJIN MALTA" means "HANJIN MALTA" a 1993 built 4,024 TEU container ship registered in the name of Nauru Shipping Company Inc.;

"Lemongina Inc." means Lemongina Inc. a Marshall Islands corporation having its registered office at Trust Company Complex, Ajeltake Island, PO Box 1405, Majuro, Marshall Islands MH96960;

"Nauru Shipping Company Inc." means Nauru Shipping Company Inc. a Marshall Islands corporation having its registered office at Trust Company Complex, Ajeltake Island, PO Box 1405, Majuro, Marshall Islands MH96960.

1.3	Application of construction and interpretation provisions of the Facility Agreement. Clause 1.2 of the Facility Agreement applies, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE FINANCE PARTIES

2.1
Acceptance of "APL GARNET". The Lenders hereby confirm their acceptance of APL GARNET and Lemongina Inc. as an Additional Ship and an Additional Guarantor pursuant to clause 4.2 of the Loan Agreement and that the Borrower may borrow a Loan of up to $7,300,000 to refinance the acquisition cost of such vessel subject to satisfaction of the conditions to Utilisation specified in clause 4.2 of the Loan Agreement and subject to satisfaction of the conditions specified in Clauses 3.1 and 3.2 hereof.

2.2	Acceptance of "HANJIN MALTA".

(a)
The Lenders hereby confirm their acceptance of HANJIN MALTA as an acceptable vessel over which the Security Trustee shall be granted Security in order to maintain the relevant security cover ratio required under clause 24 of the Loan Agreement subject to satisfaction of the conditions specified in Clauses 3.1 and 3.2 hereof.

(b)
Upon satisfaction of the conditions in Clauses 3.1 and 3.2 hereof and receipt by the Agent of all the documents and other evidence listed in Part II of Schedule 2 of the Loan Agreement in respect of HANJIN MALTA and Nauru Shipping Company Inc. in form and substance reasonably satisfactory to the Agent the HANJIN MALTA shall constitute a Ship subject to a Mortgage for the purposes of clause 24.1 of the Loan Agreement.

(c)
For the avoidance of doubt although subject as aforesaid, HANJIN MALTA shall constitute a Ship subject to a Mortgage for the purposes of clause 24.1 of the Loan Agreement it shall not be included as a Ship for the purposes of calculating the Available Facility Limit pursuant to clause 4.5 of the Loan Agreement.

(d)
In addition it is agreed that upon expiry (or any cancellation or termination) of the existing time charter of HANJIN MALTA to Ha njin Shipping Co Ltd (at a daily gross rate of $25,550) its valuation will be determined by the method set out in clause 24.3 of the Loan Agreement save that such valuation is to be on basis of a sale to a buyer for scrap.

2.3	Alternative drawing.

(a)
The Lenders hereby agree that if any balance of the Available Commitment of $7,300,000 is not drawn down under the Loan Agreement to refinance the acquisition of APL GARNET such amount may be drawn by the Borrower at its option not later than 31 October 2013 subject to an equal sum being deposited by the Borrower as security in an account with RBS in the name of the Agent re : the Borrower and pledged in favour of the Security Agent by an account pledge agreement in a form acceptable to the Agent.

(b)
For the avoidance of doubt any Loan utilised by the Borrower under the arrangement referred to in paragraph (a) above shall not be included in the calculation under clause 20.5 of the Loan Agreement in determining the level of cash to be maintained with the Agent pursuant to such clause 20.5 nor shall the deposit made pursuant to paragraph (a) above constitute cash with the Agent for determining whether the Borrower is in compliance with the cash maintenance covenant in clause 20.5 of the Loan Agreement but such deposit shall constitute additional security for the purposes of clause 24.1(b) of the Loan Agreement.

3	CONDITIONS

3.1	General. The agreement of the Lenders and the other Finance Parties contained in Clauses 2.1, 2.2 and 2.3 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2
Conditions precedent. The conditions precedent referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before 30 September 2013 or such later date as the Agent may agree with the Obligors:

(a)
in relation to the Borrower, documents of the kind specified in Schedule 2, Part I, paragraphs 1(a), (b) and (c) of the Facility Agreement as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement;

(b)
in relation to each Original Guarantor, a certificate confirming that the documents provided pursuant to Schedule 2, Part I, paragraphs 1(a) and (b) of the Facility Agreement remain (i) in full force and effect and (ii) true, complete and up to date, in each case as at the date of this Agreement;

(c)
in relation to each Additional Guarantor, a certificate confirming that the documents provided pursuant to Schedule 2, Part II, paragraphs 2, 3 and 4 of the Facility Agreement remain (i) in full force and effect and (ii) true, complete and up to date, in each case as at the date of this Agreement;

(d)	a duly executed original of this Agreement duly executed by the parties to it;

(e)	confirmation from the Borrower that its relevant Subsidiaries have drawn $50,000,000 under the Unsecured Loan Agreement;

3.3
Conditions subsequent. The Borrower undertakes that it shall provide to the Agent on or before the date falling 3 Business Days after the Utilisation Date in relation to the APL GARNET Utilisation or such later date as the Agent may agree with the Obligors confirmation (in form and substance satisfactory to the Agent and its lawyers) that its relevant Subsidiaries have acquired m.v. "PUELO" and m.v. "PUCON" each 2006 built, 6,541 TUE container ships time chartered to CSAV Valparaiso at gross daily rates of $27,900 and the Borrower and the Guarantor agrees that any failure to provide such evidence by such date shall constitute an Event of Default for the purposes of the Facility Agreement.

4	REPRESENTATIONS AND WARRANTIES

4.1
Repetition of Facility Agreement representations and warranties. Each Obligor represents and warrants to the Finance Parties that the representations and warranties in clause 18 of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Deposit Account Security Deed, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2
Repetition of Finance Document representations and warranties. Each Obligor represents and warrants to the Finance Parties that the representations and warranties in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Deposit Account Security Deed, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENTS TO FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Amendments to Facility Agreement. The Facility Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	by deleting clause 7.1(a) of the Facility Agreement and replacing it with the following new clause 7.1(a):

"(a)
If (other than by reason of breach of sanctions) it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(i)	that Lender (the "Notifying Lender") shall promptly notify the Agent upon becoming aware of that event;

(ii)	upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(iii)
the Borrower shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law)."

(b)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(c)	by construing references throughout to "this Agreement", "hereunder" and other like expressions as if the same referred to the Facility Agreement as amended and supplemented by this Agreement.

5.2	Amendments to Finance Documents. Each of the Finance Documents other than the Facility Agreement, shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement,

6	FURTHER ASSURANCES

6.1	Obligors' obligation to execute further documents etc. Each Obligor shall:

(a)
execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)
effect any registration or notarisation, give any notice or take any other step; which the Security Trustee may, by notice to that Obligor, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)
validly and effectively to create any Security or right of any kind which the Security Trustee intended should be created by or pursuant to the Facility Agreement or any other Finance Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.

6.3
Terms of further assurances. The Security Trustee may specify the terms of any document to be executed by any Obligor under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. Each Obligor shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5
Additional corporate action. At the same time as any Obligor delivers to the Security Trustee any document executed under Clause 6.1(a), that Obligor shall also deliver to the Security Trustee a certificate signed by 1 of that Obligor's directors which shall:

(a)	set out the text of a resolution of the Obligor's directors specifically authorising the execution of the document specified by the Security Trustee; and

(b)
state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Obligor's articles of association or other constitutional documents.

7	FEES AND EXPENSES

7.1
Expenses. The provisions of clause 16 (costs and expenses) of the Facility Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1
General. The provisions of clause 34 (notices) of the Facility Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Facility Agreement provisions. The provisions of clause 41 (law and jurisdiction) and 42 (enforcement) of the Facility Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

This Agreement has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1 LENDERS

Lender	Lending Office
The Royal Bank of Scotland plc	Shipping Business Centre
1 Princes Street
London EC2R 8PB

SCHEDULE 2
HEDGE COUNTERPARTIES

Name of Hedge Counterparty	Booking Office
The Royal Bank of Scotland plc	135 Bishopsgate London EC2M 3UR

EXECUTION PAGES

BORROWERS

SIGNED by ANDREAS NIKOLAOS MICHALOPOULOS	)/s/ ANDREAS NIKOLAOS MICHALOPOULOS
for and on behalf of	)
DIANA CONTAINERSHIPS INC.	)
in the presence of: CRAIG BRUCE	) /s/ CRAIG BRUCE

ORIGINAL GUARANTORS

SIGNED by MARGARITA VENIOU	) /s/ MARGARITA VENIOU
for and on behalf of	)
LIKIEP SHIPPING COMPANY INC.	)
in the presence of: CRAIG BRUCE	) /s/ CRAIG BRUCE

SIGNED by MARGARITA VENIOU	) /s/ MARGARITA VENIOU
for and on behalf of	)
ORANGINA INC.	)
in the presence of: CRAIG BRUCE	) /s/ CRAIG BRUCE

ADDITIONAL GUARANTORS

SIGNED by MARGARITA VENIOU	) /s/ MARGARITA VENIOU
for and on behalf of	)
LIKIEP SHIPPING COMPANY INC.	)
in the presence of: CRAIG BRUCE	) /s/ CRAIG BRUCE

SIGNED by IOANNIS ZAFIRAKIS	) /s/ IOANNIS ZAFIRAKIS
for and on behalf of	)
MEJIT SHIPPING COMPANY INC..	)
in the presence of: CRAIG BRUCE	) /s/ CRAIG BRUCE

SIGNED by IOANNIS ZAFIRAKIS	) /s/ IOANNIS ZAFIRAKIS
for and on behalf of	)
MICRONESIA SHIPPING COMPANY INC..	)
in the presence of: CRAIG BRUCE	) /s/ CRAIG BRUCE

SIGNED by IOANNIS ZAFIRAKIS	) /s/ IOANNIS ZAFIRAKIS
for and on behalf of	)
RONGERIK SHIPPING COMPANY INC.	)
in the presence of: CRAIG BRUCE	)
) /s/ CRAIG BRUCE

SIGNED by IOANNIS ZAFIRAKIS	) /s/ IOANNIS ZAFIRAKIS
for and on behalf of	)
UTIRIK SHIPPING COMPANY INC.	)
in the presence of: CRAIG BRUCE	)

ARRANGER

SIGNED by KATERINA DAMIANIDOU	) /s/ KATERINA DAMIANIDOU
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of: CRAIG BRUCE	) /s/ CRAIG BRUCE

LENDERS

SIGNED by KATERINA DAMIANIDOU	) /s/ KATERINA DAMIANIDOU
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of: CRAIG BRUCE	) /s/ CRAIG BRUCE

HEDGE COUNTERPARTIES

SIGNED by KATERINA DAMIANIDOU	) /s/ KATERINA DAMIANIDOU
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of: CRAIG BRUCE	) /s/ CRAIG BRUCE

AGENT

SIGNED by KATERINA DAMIANIDOU	) /s/ KATERINA DAMIANIDOU
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of: CRAIG BRUCE	) /s/ CRAIG BRUCE

SECURITY TRUSTEE

SIGNED by KATERINA DAMIANIDOU	) /s/ KATERINA DAMIANIDOU
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of: CRAIG BRUCE	) /s/ CRAIG BRUCE

SK 26949 0001 1463565 1